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                                                                      EXHIBIT 21

                           NEXTEL COMMUNICATIONS, INC.

                           SUBSIDIARIES OF THE COMPANY
                              AS OF JANUARY 1, 1997


Subsidiary                                                        Jurisdiction of Incorporation
--------------------------------------------                      -----------------------------
Advanced MobileComm of North Carolina, Inc.                       Massachusetts
Air Link Communications, Inc.                                     Maryland
American Mobile Systems Incorporated                              Delaware
C-Call Corp. (2)                                                  Delaware
Dial Call, Inc.(6)                                                Georgia
Dial Call Indimich, Inc.                                          Delaware
Dial Call Midwest, Inc.                                           Delaware
Dial Distance, Inc.                                               Delaware
FC New York, Inc.                                                 Delaware
FCI 900, Inc.                                                     Delaware
Fleet Call of Texas, Inc.(3)                                      Texas
Fleet Call of Utah, Inc.                                          Utah
McCaw International, Ltd.(4)                                      Washington
McCaw Argentina, S.A., Ltd.(12)                                   Cayman Islands
McCaw International (Argentina), Ltd.(11)                         Cayman Islands
McCaw International (Delaware), Ltd.(9)                           Delaware
McCaw International (Holdings), Ltd.(10)                          Cayman Islands
McCaw International (Philippines), Ltd.(11)                       Cayman Islands
McCaw International (Services), Ltd.(9)                           Delaware
Nextel Communications of the Mid-Atlantic, Inc. (2)               Delaware
Nextel Finance Company                                            Delaware
Nextel Investment Company                                         Delaware
Nextel License Holdings 1, Inc.(5)                                Delaware
Nextel License Holdings 2, Inc. (1)                               Delaware
Nextel License Holdings 3, Inc. (8)                               Delaware
Nextel of Texas, Inc. (2)(3)                                      Delaware
OneComm Corporation, N.A. (2)                                     Delaware
PF License Holdings, Inc.(13)                                     Delaware
PowerFone Holdings, Inc.                                          Delaware
Safety Net, Inc.                                                  Delaware
Smart SMR, Inc. (2)                                               Delaware
Smart SMR of California, Inc. (2)                                 Delaware
Smart SMR of New York, Inc. (2)                                   Delaware
Top Mega Enterprises, Ltd.(14)                                    Hong Kong
Unrestricted Subsidiary Funding Company                           Delaware

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(1)   Subsidiary of Fleet Call of Utah, Inc.
(2)   Subsidiary of Nextel Finance Company.
(3) Fleet Call of Texas, Inc. has a majority interest in Fort Worth Trunked Radio Limited Partnership, a Texas limited partnership ("FWTR Ltd."). The remainder of FWTR, Ltd. is owned by Nextel of Texas, Inc.
(4)   Subsidiary of Unrestricted Subsidiary Funding Company.
(5)   Subsidiary of American Mobile Systems Incorporated.
(6)   Subsidiary of Advanced MobileComm of North Carolina, Inc.
(7)   Subsidiary of Fleet Call of Utah, Inc.
(8)   Subsidiary of Dial Call, Inc.
(9)   Subsidiary of McCaw International Ltd.
(10)  Subsidiary of McCaw International (Delaware), Ltd.
(11)  Subsidiary of McCaw International (Holdings), Ltd.
(12)  Subsidiary of McCaw International (Argentina), Ltd.
(13)  Subsidiary of OneComm Corporation, N.A.
(14)  Subsidiary of McCaw International (Philippines), Ltd.